UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.                      )

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement
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☒	Definitive Information Statement
IWT TESORO CORPORATION
(Name of Registrant As Specified In Its Charter)
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IWT TESORO CORPORATION

191 POST ROAD WEST, SUITE 10

WESTPORT, CT 06880

APRIL 30, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of IWT Tesoro Corporation Stockholders.  The meeting will be held on Saturday, June 9, 2007 at 10:00 a.m. (local time) at Indian River Plantation Marriott Island Resort, 555 Northeast Ocean Avenue, Hutchinson Island, Florida 34996. Accompanying this Information Statement is Tesoro’s Annual Report for the year ended December 31, 2006.

This Information Statement is being delivered in connection with:

1.               Electing nine Directors to serve until our next annual Stockholders’ meeting,

2.               Ratifying the appointment of McGladrey & Pullen, LLP as Tesoro’s Independent Registered Public Accounting firm; and

3.               Any other matters that may properly come before the Annual Stockholder meeting or any postponement or its adjournment.

Tesoro’s Board of Directors and Stockholders holding approximately 66.2% of our outstanding common stock as of April 24, 2007, carefully considered electing the proposed slate of Directors and ratifying the independent public accountants, determined that each proposal is in the best interests of Tesoro and its Consenting Stockholders, and have consented to each proposal. As such, the proposals will be effective immediately following the Annual Meeting.

By Order of the Board of Directors

/s/	HENRY J. BOUCHER, JR.
President

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

IWT TESORO CORPORATION

191 POST ROAD WEST, SUITE 10

WESTPORT, CT 06880

Notice of the 2007 Annual Meeting of Stockholders

of IWT Tesoro Corporation

Date:	Saturday, June 9, 2007

Time:	10:00 a.m., Eastern Standard Time

Place:	Indian River Plantation Marriott Island Resort 555 Northeast Ocean Avenue Hutchinson Island, Florida 34996

Purposes:	1.	To elect nine Directors to serve on the Board of Directors until the Annual Meeting in 2008;
	2.	To ratify the appointment of the Company’s independent registered public accounting firm (independent auditors) for the year ending December 31, 2007; and
	3.	To transact such other business that may properly come before the Annual Meeting and any adjournments thereof.

No Vote Required:	We are not soliciting any votes because a majority of the holders of our common stock have already voted in favor of the Proposals. As such, no vote is required to be taken at the Annual Meeting.

Who May Attend

Only stockholders or who are guests of the Company may attend and be admitted to the Annual Meeting. Photo identification will be required (a valid drivers license or passport is preferred).

If your shares are registered in your name, we will have your name on record.

If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares, you may not be admitted to the meeting.

By Authorization of the Board of Directors,

/s/	HENRY J. BOUCHER, JR.,
Chief Executive Officer and Chairman
Westport, CT,
April 30, 2007

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION STATEMENT FOR THE 2007 ANNUAL MEETING

OF THE STOCKHOLDERS OF IWT TESORO CORPORATION

ON SATURDAY, JUNE 9, 2007

GENERAL MATTERS

This Information Statement and the Annual Report on Form 10K for the year ended 2006 to Stockholders (collectively the “Packet”) of IWT Tesoro Corporation (the “Company” or “Tesoro”), are being mailed on or about April 30, 2007.  Each person who is Tesoro Stockholder as of April 24, 2007 (Record Date) is receiving this packet.  While we have authorized Common Stock and Preferred Stock, our Common Stock is currently our only outstanding class.

When and where is the Annual Meeting?

The Annual Meeting will be held on Saturday, June 9, 2007, at 10:00 a.m., Eastern Time, at the Indian River Plantation Marriott Island Resort, 555 Northeast Ocean Avenue, Hutchinson Island, Florida 33496.

What proposals have Tesoro’s Board and the Consenting Stockholders recommended and approved?

1.                                       To elect the slate of nine Directors proposed by our Nominating and Governance Committee to serve until our next annual Stockholders Meeting;

2.                                       To ratify the selection of McGladrey & Pullen, LLP to act as our Independent Registered Public Accounting firm; and

3.                                       Any other matters that may properly come before the Annual Stockholder meeting or any postponement or its adjournment.

What vote is required to approve the proposals?

Proposal 1 requires a plurality of the votes cast to elect a director.

Proposal 2 requires an affirmative vote of the majority of that affirmative vote of a majority of the outstanding shares.

How many shares of Tesoro common stock were outstanding as of the Record Date?

As of April 24, 2007, our Record Date, 14,958,749 shares of our Common Stock were issued and outstanding. Each share owned entitles the holder to one vote for each one share so held. A list of our Stockholders entitled to vote is available at our executive offices at 191 Post Road West, Suite 10, Westport, CT 06880. The telephone number of our executive offices is (203) 221-2770.

Why isn’t Tesoro required to solicit votes for the proposals?

A minimum of 7,479,375 shares of our Company Stock, which represents a majority in interest of our outstanding Common Stock, as of the Record Date, is required to affect a written consent.  Our Board of Directors has adopted and recommended the Proposals.  The Consenting Stockholders, which is comprised of the Tesoro directors, hold an aggregate of 9,906,100 shares of Company Stock or approximately 66.2% of our outstanding Common Stock (without giving effect the exercise of any warrants or options, or any conversion rights) and have voted in favor of each of the Proposals.  The written consent will be effective immediately following the adjournment of our Annual Meeting.

Stockholders attending the Annual Meeting may address any matters that may properly come before the meeting.

The holdings of each of our Directors can be found under the heading “Outstanding Voting Stock of Tesoro,” which also describes options and warrants held by our Directors and Executive Officers that have vested.

Why did I receive more than one copy of Packet?

You may have received multiple copies of this Information Statement if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts), or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive the packet from your broker.

When will each proposal become effective?

The Proposals will be effective immediately following the adjournment of our 2007 Annual Meeting, which is at least 20 days prior to mailing this Information Statement. We are mailing this Statement on or about April 30, 2007 and will hold our annual meeting on or about June 9, 2007.

On March 17, 2007, all the members of our Board approved the Proposals and following that meeting, on March 19, 2007, as ratified on April 24, 2007, the Consenting Stockholders voted by written consent to approve the Proposals following adjournment of the Annual Meeting.

What benefits will our directors receive by recommending the proposals?

Since our Directors currently hold approximately 66.2% of Tesoro’s outstanding Company Stock, our Directors can generally approve most stockholder proposals without seeking additional votes from other Tesoro Stockholders. Nonetheless, our Directors have a fiduciary obligation to vote in our Stockholders’ best interest.

Can I view or receive these materials electronically?

This Information Statement and our 2006 Annual Report are available online at www.iwttesoro.com.

How do I obtain a copy of materials related to corporate governance?

Materials related to our corporate governance are published under the Investor section of our website at www.iwttesoro.com.  These include:

•                  Charters of our Audit Committee, Compensation Committee, and Nominating and Governance Committee,

•                  Code of Ethics,

•                  Principles of Corporate Governance,

•                  Director Independence Standards, and

•                  Statement of Policy for the Review of Related Party Transactions.

Who will pay for the costs associated with this Information Statement?

Tesoro will pay all costs associated with distributing this Information Statement, including the costs of printing and mailing. Tesoro will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our stock.

How can I submit a proposal for consideration at the 2008 Annual Meeting?

Proposals that stockholders intend to present at the next Annual Meeting of Stockholders must comply with Rule 14a-8 of the Securities and Exchange Commission issued under the Securities Exchange Act of 1934 and must be received at our principal executive offices at 191 Post Road West, Suite 10, Westport, CT 06880 not later than February 10, 2008, which is 120 days prior to the date of the first anniversary of our 2007 Stockholders Meeting.

What if I Have Additional Questions?

If you have any additional questions, please call Henry J. Boucher, Jr., Tesoro’s Chairman and Chief Executive Officer at (203)221-2770.

No additional action is required by our Stockholders in connection with the Proposals.  However, Section 14(c) of the Exchange Act requires the mailing to our Stockholders of the information set forth in this Information Statement at least twenty days prior to the earliest date on which the corporate action may be taken.

MATTERS TO BE EFFECTIVE AT THE ANNUAL MEETING

PROPOSAL NO. 1:         TO ELECT NINE DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

Nominees for Directors

Each Tesoro Director holds office until the next Annual Meeting, or until their successors are elected and qualified.  Because a majority of the Consenting Stockholders have voting for electing the slate of nominees for Directors, effective as of the Annual Meeting, no additional voting is necessary.   Our bylaws permit the Board to fill any vacancy and such Director may serve until the next Annual Meeting of Stockholders. Executive Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of the Board.  Our Executive Officers devote full time to our business.

All the nominees are currently Tesoro Directors and each has consented to continue serving as such.   Upon electing the proposed slate of Directors, a majority of the Tesoro’s Board will be “independent” within the meaning of the Commission, The NASDAQ Stock Market, Inc.  Under the definitions of “independent”, each member of the Audit Committee, the Compensation Committee and Nominating and Governance Committee is independent.   The Board of Directors has determined that each of the Directors considered as “Outside Directors” are independent and have no material relationship with Tesoro or its subsidiaries.

Barring any previous obligations, we expect that that each member of the Board of Directors will attend the 2007 Tesoro Annual Stockholder Meeting, to provide additional opportunities for Stockholder to ask questions and address any concerns.

OUR BOARD OF DIRECTORS HAS NOMINATED THE SLATE OF DIRECTORS TO TESORO’S BOARD AND HAS RECOMMENDED A VOTE “FOR” ELECTING NINE DIRECTORS.  THE CONSENTING STOCKHOLDERS HAVE APPROVED THE SLATE OF DIRECTORS.

The names and ages, business experience and year in which each nominee was first elected to the Board are shown below.

Name	Age	Principal Occupation and Business Experience	Year First Elected Director
• Inside Directors

Henry J. Boucher, Jr.	59	• Tesoro’s President since December 2001 and Chairman, Director, and Chief Executive Officer since November 2002.	2001
		• Tesoro’s subsidiaries: IWT Tesoro International (International) Director since 2003, IWT Tesoro Transport President and Director since 2003, and President and Director of The Tile Club since 2004.
		• Principal, Mentus Consulting LLC, a consulting firm since January 2001.

Forrest P. Jordan	60	• Tesoro’s Senior Vice President and Director since 2002 and Chief Financial Officer 2003 through October 2006.	2002

• Tesoro’s subsidiaries: International Wholesale Tile’s Vice-President, Secretary, Treasurer, Director and Sales Manager since April 1994, International Director since 2003, Transport Director since 2003, The Tile Club Director since 2004.

Paul F. Boucher	49	• Tesoro’s Senior Vice President and Director since 2002.	2002
		• Tesoro’s subsidiaries: President and Director of IWT since 1994, International Director since 2003, The Tile Club Director since 2004.

Grey Perna	51	• Tesoro’s Senior Vice President and Director since 2002.	2002
		• Tesoro’s subsidiaries: Vice President and Director of IWT since 1997, President and Director of International since 2003, Director of The Tile Club since 2004.

• Outside Directors

James R. Edwards	56	• Senior Vice President, General Counsel and Secretary of Wireless Facilities, Inc. (NASDAQ: WFII), a telecommunications services and engineering company, April 2004 to present.	2002
		• Senior Legal Counsel, Qualcomm Incorporated, a telecommunications company, from May 2003 to April 2004
		• Vice President, General Counsel and Secretary of Wireless Knowledge, Inc., a telecommunications company from March 2002 to May 2003
		• Vice President, General Counsel, Secretary and Vice President of Finance & Administration for Vapotronics, a medical device company from April 2000 to March 2002.
		• Tesoro – Board Member; Chairman, Compensation Committee, Member, Nominating and Governance Committee, and Chairman of the Independent Directors Committee.

Carl G. Anderson, Jr.	62	• Chairman of the Board, Chief Executive Officer and President of Arrow International, Inc. (NMS:ARRO) a $450 million critical care medical device company since 2002, Audit Committee Member and Board Member of Carpenter Technology (NYSE: CRS) since August 2003.	2002
		• President and CEO of ABC School Supply between 1997 and 2002.
		• Tesoro – Board Member, Audit Committee Member and Chairman of Nominating and Governance Committee.

Joseph A. Equale	62	• Managing Partner of Equale & Cirone, LLP, a Connecticut CPA firm founded in 1999.	2004
		• Audit Committee Chair and Board Member and Compensation Committee Member of Startech Environmental Corporation (OTCBB:STHK), which provides waste management services.
		Tesoro – Board Member and Chairman of Audit Committee

Robert B. Rogers	71	• Chairman Emeritus of Ewing Marion Kauffman Foundation since March 1999.	2003
		Tesoro- Board Member and Committee Member of the Audit Committee

Allen G. Rosenberg	60	• Executive Vice President of Marks Communications, a direct response agency which he co-founded in 1979 and stayed with until January 2004, and returning December 2005 to the present.	2002
		• Vice President of Marketing for Panolanm Industries, a laminate manufacturing company, between February 2004 and October 2004.
		• Tesoro – Board Member and member of the Compensation Committee.

Paul F. Boucher and Henry J. Boucher, Jr. are brothers.

PROPOSAL NO. 2:         TO RATIFY APPOINTING MCGLADREY & PULLEN, LLP AS OUR REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

At the March 17, 2007 Committee and Board meetings, the Audit Committee and Board of Directors recommended and approved appointing McGladrey & Pullen, LLP serve as our Independent Registered Public Accounting Firm for the year ending December 31, 2007.  On March 19, 2007, the Consenting Stockholders approved this action, which was also ratified on April 24, 2007.

We expect that representatives of McGladrey & Pullen, LLP may be present at our Stockholders’ Meeting, if we request.   They will have the opportunity to make a statement if they so desire; and are expected to be available to respond to any appropriate questions.

	2006	2005
Audit Fees	$359,484	$349,837
Audit Related Fees	30,255	-0-
Tax Fees	58,446	191,643
All Other Fees	-0-	-0-
TOTAL	$448,185	$541,490

Audit fees include fees for professional services rendered by McGladrey & Pullen, LLP for the audit of the Company’s annual financial statements for the year ended December 31, 2006 and 2005, reviews of financial information included in the Company’s quarterly reports on Form 10-Q, and services in connection with statutory and regulatory filings, including the review of the Company’s registration statement on Form S-1.

Audit related fees include fees for professional services rendered by McGladrey & Pullen, LLP for the audit of the Company’s 401(k) plan financial statements for the year ended December 31, 2006.

Tax fees include fees for professional services rendered by RSM McGladrey, Inc. in connection with the preparation of the state and federal tax returns and, in 2005, services related to state and local tax consulting.

Audit Committee Pre-Approval Policies and Procedures

The Sarbanes-Oxley Act of 2002 and the SEC rules regarding auditor independence require that audit and non-audit services provided to us by McGladrey & Pullen, LLP, our independent registered public accounting firm, be pre-approved by our audit committee or pursuant to pre-approval policies and procedures established by our Audit Committee, except that de minimis non-audit services may, under certain circumstances, be approved retroactively. Our audit committee has granted to its chairman, Joseph A. Equale, the authority to pre-approve the provision of audit and non-audit services, provided that he reports any such pre-approvals to the audit committee at its next scheduled meeting. All of the audit-related services were pre-approved in accordance with our pre-approval policy, and none of the non-audit services provided to us by our independent auditor in fiscal 2005 and fiscal 2006 were approved retroactively pursuant the exception to the pre-approval requirements for de minimis non-audit services described above.  Additionally, the Audit Committee has approved appointing McGladrey as our independent auditors for fiscal year 2007 according to the Audit Committee’s pre-approval policies and procedures.

Financial Information Systems Design and Implementation Fees

The Company has not engaged either McGladrey to provide advice to the Company regarding financial information systems design and implementation.

Independence of Principal Accountant

Our audit committee has considered whether, and has determined that, the provision of the services described above was compatible with maintaining the independence of our independent auditor.

THE AUDIT COMMITTEE AND OUR BOARD OF DIRECTORS, AND THE CONSENTING STOCKHOLDERS HAVE RATIFIED  THE SELECTION OF MCGLADREY & PULLEN, LLP FOR THE FISCAL YEAR ENDED 2007 AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

CORPORATE GOVERNANCE

Board Composition

The Board of Directors recognizes that as the manager of the Company’s affairs, it acts as overseer of Tesoro management, who are charged, under the direction of the Chief Executive Officer, Senior Vice Presidents, and Chief Financial Officer, with conducting our business in a manner that is designed to protect and enhance the interests of, and assure our long-term vitality for, all its stockholders.  It monitors continued revisions in the implementation of the Sarbanes-Oxley Act of 2002, both new and revised Securities and Exchange Commission regulation.  Management, with the Board’s oversight, continues to address the emerging issues concerning corporate governance and financial disclosure. It also monitors all new developments and adopt changes and institute procedures as may be warranted or appropriate.

The Board of Directors has the following standing committees: Audit Committee, Compensation Committee, and Nominating and Governance Committee. Each of these committees has a formal written charter. The Corporate Governance Guidelines, as well as the charters for each of the standing committees, are available for review on the Company’s website at www.iwttesoro.com.

Corporate Governance Guidelines

The Board of Directors is committed to sound and effective corporate governance practices.  Accordingly, in March 2003, as modified in March 2007, our Board has adopted “Principles of Corporate Governance,” the full text of which can be found on our website at www.iwttesoro.com. These principles include the standards for our Board and management, which, among other things

• requires an ethical Board, Chief Executive Officer and management;

• sets forth our Directors’ and committee members’ qualification standards and responsibilities;

• describes our management’s responsibilities to new Board members;

• enumerates the guidelines for our Board’s compensation;

• provides for access to our management and independent advisors; and

• addresses succession planning for senior management.

We intend that these guidelines will be revised from time to time to better address particular needs as they change over time.

On an annual basis, each Director and Executive Officer is obligated to complete a Director and Officer Questionnaire, which requires disclosure of any transactions with the Company in which the Director or Executive Officer, or any member of his or her immediate family, have a direct or indirect material interest.

A copy of Our Principles of Corporate Governance is included as Exhibit A to this Information Statement, is also available at our website www.iwttesoro.com.

Code of Ethics

In March 2007, our Board of Directors amended its Code of Ethics for its executive officers, including its CEO, CFO, Senior Vice Presidents, and other persons performing similar functions. The Code of Ethics are written standards that are designed to deter wrongdoing and promote

• honest and ethical conduct, including the ethical handling of actual and apparent conflicts of interest between personal and professional relationships;

• full, fair, accurate, timely, and understandable disclosure in reports and documents that a registrant files with, or submits to, the Commission and in other publics made by us;

• our complying with applicable governmental laws, rules and regulations;

• our prompt internal reporting of violations of the code to appropriate persons; and

• accountability for adhering to the code.

In January 2005, we incorporated the Code of Ethics into IWT’s Employee Handbook, which is distributed to all employees.  All employees have received a copy of the restated Code of Ethics,.  All new employees receive the Employee Handbook upon being hired, which includes the restated Code.

A COPY OF OUR CODE OF ETHICS IS ATTACHED AS EXHIBIT B AND IS ALSO AVAILBLE ON TESORO’S WEBSITE AT www.iwttesoro.com.  We will also provide, at no charge, a copy of its Code of Ethics, which can be obtained by contacting Investor Relations, IWT Tesoro Corporation, 191 Post Road West, Suite 10, Westport, CT  06880, or call (203) 221-2770.

Director Independence

Upon electing the proposed slate of Directors, a majority of the Tesoro’s Board will be “independent” within the meaning of the Commission and The NASDAQ Stock Market, Inc. currently in effect.  We have also adopted the Tesoro Independent Director Standards, a copy of which is attached as Exhibit C and is available on our website at www.iwttesoro.com.   The Board of Directors has determined that each of the Directors considered as “Outside Directors” have no material relationship with Tesoro or its subsidiaries.

Based on these standards, at its meeting held on March 17, 2007, the Board determined that each of the following non-employee Directors is independent and has no relationship with the Company, except as a Director and a Tesoro stockholder.

Name of Director	Board	Independent	Audit Committee	Compensation Committee	Nominating and Governance Committee
Carl G. Anderson, Jr.	X	X	X	—	X
James R. Edwards	X	X	—	X-Chair	X
Joseph A. Equale	X	X	X-Chair/Financial Expert	—	—
Robert B. Rogers	X	X	X	—	—
Allen G. Rosenberg	X	X	—	X	—

Review and Approval or Ratification of Transactions with Related Persons

In March 2007, the Board and its Nominating and Governance Committee adopted written Statement of Policy for the Review, Approval or Ratification of Transactions with Related Persons.  A copy of the written Statement of Policy is attached to this Information as Appendix D and is available at our website at www.iwttesoro.com.  A “Transaction with a Related Person” is one whether the Company or its subsidiary is a participant in an aggregate amount of $60,000 or more with a Related Person.  A “Related Person” is any Director or Executive Officer of any stockholder owning 5% or more of our outstanding capital or any of their immediate family members.  Under the policies and procedures, the Nominating and Governance Committee (or its Chair, under some circumstances) reviews the relevant facts of all proposed Related Person Transaction and either approves or disapproves of the entry into the Related Person Transaction, based on the facts and circumstances.  No director may participate in any consideration or approval of a Related Person Transaction with respect to which he or she or any of his or her immediate family members is the Related Person. Related Person Transactions are approved only if they are determined to be in, or not inconsistent with, the best interests of Tesoro and its stockholders.

If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Nominating and Governance Committee, or Chair, will promptly consider all of the relevant facts. If the transaction is ongoing, the committee will consider all options and may ratify, amend or terminate the Related Person Transaction.If the transaction has been completed, the committee will consider if rescission of the transaction is appropriate and whether disciplinary action is warranted. In addition, the committee generally reviews all ongoing Related Person Transactions on an annual basis to determine whether to continue, modify or terminate the Related Person Transaction.

Certain Relationships and Related Transactions

During 2006, no transactions with any related persons, or promoters occurred.

BOARD AND COMMITTEE MEETINGS

Board Meetings

During fiscal year 2006, seven Board of Directors meetings were held and all Directors attended at least 75% of the meetings.  Our policy is to expect each of our Board members or nominees to attend each of our Annual Stockholders Meetings.  Barring any reasonable conflicts, each of our nine Directors (each of whom was also a nominee) expect to attend our 2007 Annual Stockholders Meeting held on June 9, 2007.

Standing Committees

In 2002, our Board formed an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. In January 2003, upon the recommendation of each of the Committees, our Board adopted separate charters for our Audit Committee, our Compensation Committee and our Nominating and Governance Committee. Copies of each of the standing committee charters are available on our website at www.iwttesoro.com.  All members of our standing committees are independent.

-Audit Committee

During fiscal 2006, the Audit Committee held ten meetings.

Each of the members of the Audit Committee possess the required level of financial literacy and currently, each member of the Committee meets the current standards of requisite financial management expertise required by applicable rules and regulations. The Audit Committee was established according to the definition of “audit committee” as described in the Exchange Act. None of the members of the Audit Committee have any relationship to Tesoro or any of its subsidiaries or affiliates that may interfere with the exercise of their independence from management and the Company.

The Committee’s Chair, Joe Equale, Managing Partner of the CPA firm of Equale & Cirone, LLP, and a past president and member of the Board of Governors of the Connecticut Society of CPAs, meets the current standards of the “audit committee financial expert” required by applicable rules and regulations.

The Committee assists the Board of Directors in fulfilling its oversight responsibility relating to

• the integrity of Tesoro’s financial statements, the financial reporting process, and the systems of internal accounting and financial controls;

• the performance of Tesoro’s internal audit function;

• appointing, engaging or performance the Independent Registered Public Accounting Firm and the evaluation of their qualifications and independence; and

• Tesoro’s compliance with ethics and confidential information, policies and legal and regulatory requirements, including Tesoro’s disclosure controls and procedures. Additionally, the Committee, consistent with the Sarbanes-Oxley Act of 2002 and the related rules, as amended, meets with management and the auditors prior to the filing of the Officers’ certification with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls. The Independent Public Accountants report directly to the Audit Committee.

The Audit Committee acts in accordance with a written charter adopted by the Board of Directors. The Committee reviews this charter annually. Its Report for 2006 follows the “Stockholder Communications with the Board.”

-Compensation Committee

Three meetings of the Compensation Committee were held in 2006.  The purpose of the Committee is discharge the Board’s responsibilities relating to (1) compensating our executives, (2) approving and evaluating our equity-based compensation plans, including our Stock Incentive Plan, and (3) making arrangements with executives relating to their employment relationships.  The Compensation Committee may request that Executive Officers provide the Committee with any recommendations concerning executive compensation.   However, the final decision is that of the Compensation Committee.  To date, no consultants have been engaged to recommend any form of compensation.

The Committee is also responsible for producing an annual report on executive compensation, which is included in this Information Statement, as well as assisting in the preparation of certain information to be included in other periodic reports filed with the SEC.

The Compensation Committee has overall responsibility for approving and evaluating our director and executive officer compensation plans, policies and programs. In addition, the Committee oversees, views and approves all of our ERISA and other employee plans.

-Nominating and Governance Committee

The Nominating and Governance Committee held two meetings of the Committee during 2006.

The Committee reviews the appropriate skills and characteristics required of Directors in the context of the then current make-up of the Board. Its assessment generally includes issues of judgment, diversity, age and skills (such as understanding of relevant technologies, business background, etc.) in the context of an assessment of the perceived needs of the Board at that time. The Committee makes an annual report of its findings to our Board. It also develops and recommends to the Board a set of Corporate Governance guidelines.  The Committee also reviews any proposed Transactions with Related Persons, as discussed above.

Additionally, the Committee is responsible for selecting individuals who stand for election to our Board of Directors and to consider all reasonable comments from our stockholders regarding proposed nominees for Directors, as well as nominations for Board members recommended by Stockholders.

Stockholder Recommendations or Nominations for Directors

The Board has adopted the following series of minimum qualifications and specific qualities and skills for the Company’s directors, which serves as the basis upon which potential director the Nominating and Governance Committee evaluates candidates:

• Integrity;

• Commitment to devoting necessary time and attention to his or her duties to the Corporation;

• Independence;

• Business experience;

• Specialized skills or experience;

• Diversity of background and experience (including race, ethnicity, international, gender and age);

• Possible conflicts of interest; and

• Other criteria appropriate to the character of the expertise or other director characteristic needed on the Board in any specific situation.

This Committee considers recommendations for Board candidates submitted by stockholders using the same criteria it applies to recommendations from directors and members of management. Subject to limitations our Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws and applicable law, stockholders may submit recommendations by writing to this Committee in care of IWT Tesoro Corporation, to the attention of the Corporate Secretary at 191 Post Road West, Suite 10, Westport, CT 06880.

To be considered by the Nominating and Corporate Governance Committee for the 2008 annual meeting, recommendations for nominees must comply with the notice requirements. The notice shall contain the following information:

• The name of the nominating stockholders and the address, phone number and e-mail address at which the nominating stockholders can be contacted.

• Evidence of the number of our Common Stock held by the nominating stockholders, a statement of how long the nominating stockholder has held those shares, and a statement that the nominating stockholders will continue to hold those shares at least through our next annual meeting of stockholders.

• The candidate’s full name, together with the address, phone number and e-mail address at which the candidate can be contacted.

• A statement of the candidate’s qualifications and experiences, and any other qualities that the nominating stockholders believe that the candidate would bring to the Board.

• A description of all arrangements or understandings, if any, between the stockholders and the candidate and any other person or persons with respect to the candidate’s proposed service on the Board.

• The candidate’s resume, which must include at a minimum a detailed description of the candidate’s business, professional or other appropriate experience for a least the last ten (10) years, a list of other boards of directors of public companies on which the candidate currently serves or on which he or she served in the last ten years, and undergraduate and post-graduate educational information.

• A written statement, signed by the candidate, agreeing that if he or she is selected by the Committee and the board, he or she will (i) be a nominee for election to the board, (ii) provide all information necessary for us to include in our information statement or proxy statement under applicable SEC or OTCBB rules, and (iii) serve as a director if he or she is elected by stockholders.

• Any additional information that the nominating stockholders believe is relevant to the Committee’s consideration of the candidate.

The Nominating and Governance Committee did not receive any recommendations from stockholders regarding candidates to serve on the Board for the 2007 Annual Stockholder Meeting.

Stockholder Communication with Our Board

Stockholders interested in communicating with our Directors may write to the Board of Directors c/o Henry J. Boucher, Jr., IWT Tesoro Corporation 191 Post Road West, Suite 10, Westport, CT 06880. Management will forward all correspondence to the respective Board members, with the exception of commercial solicitations, advertisements or obvious “junk” mail. Concerns relating to accounting, internal controls or auditing matters are to be immediately brought to the attention of our Audit Committee, which will handle such matters with all procedures established by our Audit Committee and our Nominating and Governance Committee.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to oversee management’s preparing, presenting and integrity of its financial statements. Management is also responsible for our accounting and financial reporting principles and internal controls and procedures designed to assure that it is complying with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing Tesoro’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The purpose of the Audit Committee is to monitor these activities.

The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their audits, their evaluations of our systems of internal control, and the overall quality of the Company’s financial reporting. The Audit Committee reviews the Company’s internal controls with the Company’s independent auditors and, consistent with Section 302 of the Sarbanes-Oxley Act of 2002, as amended and the rules adopted thereunder, meets with management and the auditors prior to the filing of officers’ certifications required by that statute to receive any information concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

The Audit Committee’s duty or responsibility is not to conduct auditing or accounting reviews or procedures. Audit Committee members are not Company employees and may not be, and may not represent themselves to be, or to serve as, accountants or auditors by profession. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors.

In performing its oversight function, the Audit Committee has considered and discussed the audited financial statements and unaudited quarterly financial statements with management and the independent auditors, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU section 380, 1, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.   The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the auditors the auditors’ independence from Tesoro and its management, and reviewed and approved the compatibility of non-audit services provided by the independent accountants and approved the fees paid to them for the 2006 fiscal year. These fees are previously listed under Proposal No. 2 – To Ratify McGladrey & Pullen, LLP as Tesoro’s Independent Registered Public Accounting Firm.  .

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by Tesoro’s independent registered public accounting firm, McGladrey & Pullen, LLP. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services provided by McGladrey. Thereafter, the Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by McGladrey, which are not encompassed by the Audit Committee’s annual pre-approval and are not prohibited by law. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, non-audit services to be performed by McGladrey that are not encompassed by the Audit Committee’s pre-approval and not prohibited by law, provided that the Chair shall report any decisions to pre-approve such services to the Audit Committee at its next regular meeting. None of the engagements pre-approved by the Audit Committee during 2006 made use of the de minimus exception to pre-approval contained in the applicable rules of the Securities and Exchange Commission.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 to be filed with the Securities and Exchange Commission. The Committee has also recommended to the Company’s stockholders to appoint McGladrey & Pullen, LLP as Tesoro’s Independent Registered Public Accounting Firm (auditors) for the 2007 fiscal year and to ratify them as Tesoro’s independent auditors for 2007.

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

Joseph A. Equale, Chairman

Carl G. Anderson Jr.

Robert B. Rogers

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has ever been an executive officer or employee of Tesoro or any of its subsidiaries. None of our executive officers currently serve, or has served during the last completed fiscal year, on any Standing Committee or as board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.  The Compensation Committee made recommendations to the Board of Directors regarding compensation of our executive officers for 2006 and the board made the final decision regarding executive compensation after consideration of such recommendations. All of our Directors, including our Senior Executive Officers, made recommendations regarding director compensation for 2006 to the full board and the board made the final decision regarding director compensation after consideration of such recommendations. All of our directors, including our Senior Executive Officers, participated in the deliberations of the board during fiscal 2006 regarding director compensation.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee, which consists of two independent directors, is responsible for developing and monitoring compensation arrangements for the executive officers of the Company, administering the Company’s stock option plans and other compensation plans and performing other activities and functions related to executive compensation as may be assigned from time to time by the Board.  The performance criteria for the Principal Executive Officer, the three Senior Vice Presidents , and the Principal Financial Officer for 2007 have been developed and monitored by the Executive Officers in consultation with the Compensation Committee.

General Compensation Objectives

The Compensation Committee believes that compensation of Tesoro’s Executive Officers should encourage building stockholder value and achieving strategic corporate objectives.   The Committee’s philosophy is to design a package to assist Tesoro in achieving its business objectives by: maintaining a competitive compensation program to attract and retain qualified executives; providing performance-based incentive compensation that is directly related to the Company’s financial performance and individual contributions to that performance; and linking compensation to factors which affect short-term and long-term stock performance, as well as reduction of fixed costs.

Executive Officer compensation may include a base salary, management incentives, performance based bonus and certain perquisites.  The Compensation Committee believes that in addition to cash compensation and equity-based compensation, encourages ownership and retention of Tesoro’s common stock by key employees, assuring that they have a meaningful stake in the Company’s continued success and thereby aligning the interests of these employees and stockholders.  These elements are described below.

Cash Compensation.

The annual cash compensation paid to Executive Officers is determined, in part, on Tesoro’s performance in prior years.  The salaries paid to the executive officers named in the Summary Compensation Table for 2006 are shown in the “Salary” column of that Table. These salaries were subjectively determined after consideration of the Executive Officer’s individual responsibilities, performance, experience, the chief executive officer’s evaluation of the other executive officers, a review of several measurements of the Corporation’s short-term and long-term financial results compared with industry peers, and other factors such as budgetary considerations and inflation rates.

The incentive compensation in the form of stock option were granted and vested pursuant to the Stock Incentive Plan, which incorporates modern incentive plan techniques and executive retention features for the purpose of closely aligning the interests of executives with those of shareholders. Typically, the Committee may assign to certain or all executive officers a target bonus. The participant’s incentive compensation is based on accomplishment of specific performance levels set forth in stock option or incentive agreements.  In 2006, the Compensation Committee did not issue any incentive compensation to any Executive Officer, with the exception of David W. Whitwell, Tesoro’s new CFO, for which he received 30,000 shares of Tesoro stock pursuant to its Stock Incentive Plan.

Other Compensation.

The executive officers are also covered by medical plans that are generally applicable to full-time employees of the Corporation and its subsidiaries. They also receive automobile allowances and payment of life insurance policies.

Role of Executive Officers in Compensation Decisions

The Committee makes all final compensation decisions for the Executive Officers and approves recommendations regarding equity awards to all Tesoro elected officers.  The Senior Executive Officers—our PEO and the three SVPs—annually review the performance of the Executive Officers, as well as middle management.  The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

2006 Executive Compensation Components

For the fiscal year ended December 31, 2006, the principal components of compensation for the Senior Executive Officers were (i) base salary, and (ii) perquisites and other personal benefits.

During 2006, Tesoro hired a full-time Chief Financial Officer.  As part of his compensation, he received 30,000 shares of Tesoro common stock issued from its Stock Incentive Plan.

Base Salary

Tesoro provides Executive Officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for the Executive Officers are determined for each executive based on his or her position and responsibility by using market data.   Base salary ranges are designed so that salary opportunities for a given position.

During its review of base salaries for executives, the Committee primarily considers:

• an internal review of the executive’s compensation, both individually and relative to other Executive Officers;

• market information paid to executive officers of other similarly-sized companies within the hard flooring industry, and

• individual performances by each of the Executive Officers.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries of Executive Officers are based on the Committee’s assessment of the individual’s performance.

The Compensation Committee sets the salary level of each executive officer on a case by case basis, taking into account the individual’s level of responsibilities and performance.  However, the compensation package for the Senior Executive Officers is relatively similar.

Performance-Based Incentive Compensation

The Compensation Committee believes that a portion of executive officer compensation should be contingent upon the Company’s performance and an individual’s contribution to the Company’s success in meeting corporate and financial objectives.  For officers other than the CEO, the Compensation Committee evaluated each executive officer with the CEO to determine the bonus for the fiscal year, which was based on individual and corporate performance criteria, taking into account economic and industry conditions. The Compensation Committee approved the executive officer bonuses in each instance.  This compensation may be based in cash or Tesoro securities or a combination of both.   During 2006, no bonus performance-based incentive compensation was in place or was any such compensation paid to any Executive Officers.

Securities Incentive Grants

Generally, any Tesoro securities will likely be issued in connection with Tesoro’s Amended and Restated Stock Incentive Plan for executive officers, employees, consultants and outside directors.  The Plan, which is administered by the Compensation Committee, may grant stock or options to purchase Common Stock with an exercise price equal to not less than the fair market value of a share of the Common Stock on the date of grant.  Other than as described above, no incentive grants were issued to any Executive Officer.

The Compensation Committee believes that providing executive officers who have responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock better aligns the interests of its Executive Officers with those of its stockholders and promotes retention of key personnel, which is also in the best interest of the stockholders. Accordingly, the Compensation Committee, when reviewing Executive Officer compensation, also considers stock option grants as appropriate. At its discretion, the Compensation Committee may also grant options based on individual and corporate achievements from time to time.  Grants made to the Executive Officers are approved by the Compensation Committee and then, in certain cases recommended for approval by the Compensation Committee to the entire Board. The Compensation Committee determines the amount of stock or the number of shares underlying each stock option grant based upon the Executive Officer’s and the Company’s performance, the executive officer’s role and responsibilities within the Company, the executive officer’s base salary and comparisons with comparable awards to and target equity participation for individuals in similar positions in the industry.

Perquisites and Other Personal Benefits

The Company provides Executive Officers with perquisites and other personal benefits that the Company.  The Committee believes these perquisites are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the Executive Officers.

The perquisites currently provided to some or all Executive Officers include monthly car allowances, and life insurance policies.  The Executive Officers are also covered by medical plans that are generally applicable to full-time employees of the Company and its subsidiaries.

Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2006, are included in column (i) of the “Summary Compensation Table.

Other Compensation Awards

Currently, there are no policies in place regarding any of the following, among others:

• Allocating between long-term and currently paid out compensation;

• Allocating between cash and non-cash compensation;

• Allocating compensation to each different form of award,

• Specific determinations as to when awards are granted to Executive Officers,

• Specific goals to be met by each Senior Executive Officer;

• Impact of accounting and tax treatment of the particular form of compensation;

• Specific requirements as to the amount of Tesoro stockholdings; or

• Specific forms of compensation to reflect Tesoro’s performance.

Tax Issues

The Company generally intends to qualify executive compensation for deductibility without limitation under Section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1.0 million per year. The Company does not expect that the non-exempt compensation to be paid to any of its executive officers for fiscal 2007 as calculated for purposes of Section 162(m) will exceed the $1.0 million limit.

Chief Executive Officer Compensation

The Compensation Committee determines the compensation (including bonus and option grants, if any) of the CEO using the same criteria as for the other executive officers.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Information Statement, in whole or in part, the foregoing Directors Compensation Committee Report shall not be incorporated by reference into any such filings.

Tesoro’s Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Information Statement.

Compensation Committee

James Edwards (Chairman)

Allen Rosenberg

DIRECTOR COMPENSATION FOR 2006

The compensation program for the directors who are not also officers of Tesoro, to whom we refer as Outside Directors, is reviewed annually by the Compensation Committee to ensure that the program remains competitive.  Any awards to be granted to the Outside Directors is discussed before the entire Board but voted on only by the Inside Directors.

In addition to the stipends for each outside Director as discussed below, in January of each year, Outside Directors receive options to purchase our Common Stock at fair market value on the grant date, of which 5,000 vested on the grant date and 5,000 will vest on the anniversary of the grant date, so long as that Director is still serving as such on the vesting date.  Under the terms of Tesoro’s Stock Incentive Plan, the Compensation Committee may issue new Directors up to 150,000 shares. Additionally, since 2002, each new Outside Director received 10,000 shares upon becoming a Board member.  Tesoro has no requirement that any Directors own Tesoro stock.

Name	Fees Earned or Paid in Cash(1)	Stock Awards	Option Awards(3)(4)(5)	Non-Equity Incentive Plan Compensation	Change in Pension Value & Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Independent Directors
C. Anderson	$5,000	—	$25,000	—	—	—
J. Edwards	$7,500	—	$25,000	—	—	—
J. Equale(2)	$10,000	—	$25,000	—	—	—
R. Rogers	$7,000	—	$25,000	—	—	—
A. Rosenberg	$6,000	—	$25,000	—	—	—
Inside Directors
H. Boucher	—	—	—	—	—	—	-0-
P. Boucher	—	—	—	—	—	—	-0-
F. Jordan	—	—	—	—	—	—	-0-
G. Perna	—	—	—	—	—	—	-0-

(1)                                  A stipend of $1,000 per Director per Board meeting attended in person and $500 for each attended telephonically.  Additionally, outside Board members will receive an additional stipend of $1,000 per committee meeting attended (with the exception of the Chair of the Audit Committee, who will receive a stipend of $1,500 per meeting) and a stipend of $500 per committee meeting attended telephonically.

(2)                                  Chair of the Audit Committee.

(3)                                  10,000 options to acquire shares of common stock at the fair market value per each full calendar year of service, of which 50% vest on the grant date and the remaining 50% vest on the anniversary of the grant date, providing that the Director is still serving in that capacity.  The fair market value on the date of grant was $2.50 per share.

(4)                                  Dollar values represent the expense recognized for financial statement purposes for the year ended December 31, 2006, in accordance with FAS 123R, and thus include amounts from awards granted prior to 2006.

(5)                                  As of December 31, 2006, (i) Henry Boucher, Jr., Paul Boucher, Forrest Jordan, and Grey Perna each held vested options to purchase up to 80,000 shares at $3.00 per share, (ii) Carl Anderson, James Edwards and Allen Rosenberg, each held vest options to purchase up to (A) 10,000 shares at $6.00 per share, (B) 10,000 shares at $3.00 per share, (C) 10,000 shares at $2.55 per share, (D) 10,000 shares at $2.50 a share, and (E), 5,000 shares at $2.50 per share, (iii) Robert Rogers held vest options to purchase up to ((W) 10,000 shares at $3.00 per share, (X) 10,000 shares at $2.55 per share, (Y) 10,000 shares at $2.50 a share, and (Z), 5,000 shares at $2.50 per  share, and (iii) Joseph Equale each held vest options to purchase up to  (G) 10,000 shares at $2.55 per share, (H) 10,000 shares at $2.50 a share, and (I), 5,000 shares at $2.50 per share.

Inside Directors do not receive any compensation for their services as such.

EXECUTIVE COMPENSATION

The information described in our discussion concerning “Executive Officers” includes Henry J. Boucher, Jr., David W. Whitwell, Paul F. Boucher, Forrest P. Jordan, and Grey Perna.   Mr. Whitwell’s became a Tesoro employee in November 2006.

Summary Compensation Table for 2006

							Changes in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred	All Other
				Stock	Option	Incentive Plan	Compensation	Compensation
Name and Principal Postion	Year	Salary	Bonus	Awards	Awards (1)	Compensation	Earnings	(2)	Total
Henry J. Boucher, Jr.	2006	$216,000	$—	$—	$10,890	$—	$—	$18,527	$245,417
Chairman, Director, President,	2005	240,000	—	—	10,890	—	—	21,998	272,888
Chief Execuitive Officer	2004	240,000	—	—	166,667	—	—	21,563	428,230
David W. Whitwell	2006	23,077	—	—	—	—	—	1,500	24,577
Chief Financial Officer				—
Paul F. Boucher	2006	236,760	—	—	10,890	—		65,134	312,784
Senior Vice President	2005	263,066	—	—	10,890	—	—	48,262	322,218
Director	2004	263,066	—	—	166,667	—	—	47,332	477,065
Forrest P. Jordan	2006	227,760	—	—	10,890	—		63,808	302,458
Senior Vice President	2005	253,067	—	—	10,890	—	—	51,771	315,728
Director	2004	253,067	—	—	166,667	—	—	48,554	468,288
Grey Perna	2006	227,760	—	—	10,890	—	—	69,534	308,184
Senior Vice President	2005	253,067	—	—	10,890	—	—	55,143	319,100
Director	2004	253,067	—	—	166,667	—	—	58,344	478,078

(1)           We did not grant any stock options in 2006. The amounts reported in this column are the amounts recognized in our financial statements for 2006 pursuant to FASB 123R for stock options granted in prior years. See Note 14 to the Consolidated Financial Statements included in our Form 10K for the year ended December 31, 2006 for a discussion of the relevant assumptions used in calculating these amounts. For further information on these stock options see the Outstanding Equity Awards at Fiscal-Year Table on page 21 and the Option Exercises and Stock Vested Table on Page 22.

(2)           A detailed breakout of the amounts shown in the All Other Compensation column is shown below. These amounts include Company contributions to the Company’s Retirement Savings Plan, life insurance premiums paid by the Company and automobile expense reimbursements.

All Other Compensation Table

							Changes in
							Pension Value
							and
							Nonqualified
		Retirement					Deferred
		Savings Plan	Health	Life	Automobile	Automobile	Compensation	All Other
Name and Principal Postion	Year	Match	Insurance	Insurance	Allowance	Fringe Benefit	Earnings	Compensation	Total
Henry J. Boucher, Jr.	2006	$—	$—	$—	$12,000	$960	$—	$—	$12,960
	2005	—	—	—	18,000	450	—	—	18,450
	2004	—	—	—	18,000	292	—	—	18,292
David W. Whitwell	2006	—	—	—	1,500	—	—	—	1,500
Paul F. Boucher	2006	—	—	43,447	1,222	5,710	—		50,379
	2005	—	—	25,317	9,105	2,611	—	—	37,033
	2004	—	—	25,317	10,372	2,030	—	—	37,719
Forrest P. Jordan	2006	—	—	43,609	1,295	4,530	—		49,434
	2005	—	—	33,610	7,412	2,972	—	—	43,994
	2004	—	—	33,610	7,412	2,382	—	—	43,404
Grey Perna	2006	—	—	18,686	36,692	—	—		55,378
	2005	—	—	30,056	15,051	—	—	—	45,107
	2004	—	—	30,058	9,551	9,949	—	—	49,558

GRANTS OF PLAN-BASED AWARDS

During 2006, there were no grants of plan-based awards to any named Executive Officers.  However, pursuant to David Whitwell’s (our CFO) employment agreement executed in November 2006, he was to receive Tesoro shares issued pursuant to its Amended and Restated Stock Incentive Plan.  In January 2007, we granted and issued 30,000 shares to Mr. Whitwell at a fair market value of $2.00 per share for a total grant value of $60,000.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards				Stock Awards
		Number of					Equity Incentive	Equity Incentive
	Number of	Securities					Plan Awards:	Plan Awards:
	Securities	Underlying			Number of	Market Value of	Number of	Market or Payout
	Underlying	Unexercised			Shares or Units	Shares of Units	Unearned Shares,	Value of Unearned
	Unexercised	Unearned	Option	Option	of Stock That	of Stock That	Units or Other	Shares, Units or
	Options (#)	Options (#)	Exercise	Expiration	Have Not	Have Not	Rights That Have	Other Rights That
Name	Exercisable	Unexercisable	Price	Date	Vested (#)	Vested ($)	Not Vested (#)	Have Not Vested
Henry J. Boucher, Jr.	66,667	66,667	3.00	11/23/2007	—	—	—	—
	33,333	13,333	2.48	12/18/2009	20,000	49,600	—	—

David W. Whitwell	—	—			5,373	10,746	—	—

Paul F. Boucher	66,667	66,667	3.00	11/23/2007	—	—	—	—
	33,333	13,333	2.48	12/18/2009	20,000	49,600	—	—

Forrest P. Jordan	66,667	66,667	3.00	11/23/2007	—	—	—	—
	33,333	13,333	2.48	12/18/2009	20,000	49,600	—	—

Grey Perna	66,667	66,667	3.00	11/23/2007	—	—	—	—
	33,333	13,333	2.48	12/18/2009	20,000	49,600	—	—

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Henry J. Boucher, Jr.	-0-	-0-	-0-	-0-
David W. Whitwell	-0-	-0-	30,000	$60,000
Paul F. Boucher	-0-	-0-	-0-	-0-
Forrest P. Jordan	-0-	-0-	-0-	-0-
Grey Perna	-0-	-0-	-0-	-0-

Option/SAR Grants in Last Fiscal Year

No options were granted to any of the named Executive Officers during 2006.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

No options were exercised in 2006 by any person, including any of the four named executives, each of whom hold options to acquire up to 100,000 shares ranging from $3.00 per share to $2.48 per share. None of the options were in-the-money at December 31, 2006.

	Shares		Number of Securities Underlying Unexercised Options/SARs at Fiscal year end	Value of Unexercised In-the-money Options/SARs at Fiscal year end (1)
	Acquired on		Exercisable/	Exercisable/
Name	Exercise	Value Realized	Unexercisable	Unexercisable
Henry J. Boucher, Jr.	-0-	-0-	80,000/20,000	0/0
Paul F. Boucher	-0-	-0-	80,000/20,000	0/0
Forrest P. Jordan	-0-	-0-	80,000/20,000	0/0
Grey Perna	-0-	-0-	80,000/20,000	0/0

(1)           At December 31, 2006, none of the options held by the Named Executive Officers were in-the-money.

The Company sponsors a 401(k) plan known as the International Wholesale Tile 401(k) Profit Sharing Plan & Trust. The Profit Sharing Plan provides tax deferred salary deductions for eligible employees. Employees may contribute from 1% to 12% of their annual compensation to the Plan, limited to an annual maximum amount as set periodically by the Internal Revenue Service. The Company provides matching contributions equal to 100% of the employee’s contributions up to a maximum of 4% of eligible pay. The contribution expense related to the Plan amounted to approximately $299,000and $169,900 for the years ended December 31, 2006 and 2005, respectively.

Tesoro Stock Incentive Plan.

In 2001, the then Director and Stockholder recommended and adopted the 2001 Tesoro Stock Incentive Plan (the “Plan”). Below is a summary of the Plan:

Under the Plan, we may grant “non-qualified” and incentive stock options to purchase, as well as restricted stock (Awards). The aggregate maximum number of shares for which Awards may be issued under the Plan is 4.0 million shares.

Our Compensation Committee currently controls and manages the Plan’s operation and administration. The Committee has discretion to:

•              Determine the types, terms and conditions of all Awards, including exercise price or purchase price (if any), performance goals, and other earn-out and/or vesting contingencies and acceleration provisions,

•              Adopt, alter or repeal administrative rules, guidelines and practices (including special guidelines for non- U.S. employees),

•              Delegate administrative responsibilities,

•              Construe and interpret the Plan’s terms and any agreements evidencing Awards granted.

Our Board has authority to grant stock options to Non-Employee Directors according to the Plan. All awards are subject to the terms of a written agreement between the participant and us.

In January 2004, all the shares underlying the Plan were registered and those shares already issued were registered for resale, pursuant to a Form S-8.

Through December 31, 2006, 602,249 options were granted, of which 0 have expired and 511,900 were vested. These options have exercise prices ranging from $2.55 to $6.00 per share and are exercisable for periods between five to ten years. Additionally, 50,000 options have been issued under the Plan through December 2006.

NON-QUALIFIED DEFERRED COMPENSATION

				Aggregate
	Executive	Registrants	Aggregate	Withdrawals /	Aggregate
	Contributions	Contributions in	Earnings inlast	Distributions	balance at last
Name	in last FY ($)	last FY ($)	FY ($)	($)	FYE ($)

Henry J. Boucher, Jr.	15,000	5,567	—	—	—

David W. Whitwell	—	—	—	—	—

Paul F. Boucher	14,450	9,634	—	—	—

Forrest P. Jordan	12,428	9,253	—	—	—

Grey Perna	15,000	10,587	—	—	—

Employment Agreements

David Whitwell.  Mr. Whitwell joined as Tesoro’s Chief Financial Officer and Principal Accounting Officer on November 4, 2006.  Prior to his employment with Tesoro, Mr. Whitwell served as the Senior Vice President of Administration and Treasurer and Chief Financial Officer of Clean Diesel Technologies (CDTI:OTCBB, CDT and CDTS:AIM) from January 25, 2006 to November 10, 2006 and its Vice President, CFO and Treasurer from 1999 to November 4, 2006.

Pursuant to his employment agreement, referenced as of January 2, 2007, Mr. Whitwell receives an annual salary of $200,000.  As part of his signing bonus, in January 2007, he received 30,000 shares of Tesoro common stock pursuant to the Tesoro Stock Incentive Plan.  He received a monthly car allowance of $750.00 per month and health and other benefits available to all other employees.  Additionally, he will be eligible to participate on a pro rata basis in the bonus plan applicable to general management of the Company for 2006 and the plan that is developed for 2007.  He will also be eligible for a supplemental bonus 12 months after commencing his employment of up to 50,000 shares of Tesoro stock, based on certain performance goals determined by the Compensation Committee and executive management.

Upon a “change of control” and Mr. Whitwell’s employment is terminated within 365 days of such change of control, then he will receive a lump sum equal to one times his (i) annual base salary, (ii) additional compensation, and (iii) most recent bonus.  The CFO would receive his annual base salary, additional compensation, and most recent bonus.   A “change of control is defined to occur when: a) there is a sale or other disposition of all or substantially all of the assets or business of Tesoro and its subsidiaries; or b) more than 60 percent of Tesoro’s outstanding common stock (or the equivalent in voting rights of any class or classes of outstanding securities of Tesoro entitled to vote in the election of directors) shall be beneficially held or acquired by any entity or group, other than the group composed of the CEO and the SVPs, and their affiliates.

Mr. Whitwell also will be eligible for a supplemental bonus 12 months after his Commencement Date of up to 50,000 Tesoro shares, calculated on the percentage reduction in outside professional fees incurred by Tesoro.  He will be eligible for a grant of 50,000 shares if the above fees are reduced by 30% or more from the prior 12-month period, and a grant of 25,000 shares if the fees are reduced between 15% and 29% from the prior period.  Tesoro will consider granting additional shares to cover the potential income tax liability created by the difference between the fair market value of the stock at the commencement of employment and the date of the bonus grant.  For purposes of calculating the bonus grant, any outside professional fees associated with acquisitions, new subsidiaries, or business lines outside the normal course of business will be excluded from the calculation.  On March 17, 2007, Mr. Whitwell was appointed as a Vice President of Tesoro.

Forrest Jordan, a Director, Senior Vice President and a principal stockholder of Tesoro has been serving as the Company’s Interim CFO and Principal Accounting Officer since March 28, 2003.

Henry J. Boucher, Jr.     On December 29, 2001, Tesoro entered into an employment agreement with Mr. Boucher to serve as Tesoro’s President. In consideration for his services, and under the terms of his employment agreement, Mr. Boucher’s current annual salary is $240,000.  He also receives a monthly car allowance of $1,500. Mr. Boucher’s employment may be terminated for cause at any time and within 30 days without cause. He is subject to non-disclosure and non-compete provisions.

Forrest Jordan.  Effective October 2, 2002, IWT entered into an employment agreement with Mr. Jordan for one year, renewed automatically unless terminated by IWT not less than ninety days prior to the expiration of the term. In consideration for his services, Forrest Jordan receives a salary of $253,067 per year. He also receives a monthly car allowance of $1,500. Forrest Jordan also receives a life insurance policy whose beneficiary is his family and such other compensation as determined by the Compensation Committee. He is subject to non-disclosure and non-compete provisions.

Paul F. Boucher.  Paul Boucher’s employment agreement is substantially the same as that of Forrest Jordan’s, with the exception that he receives an annual salary of $263,000.

Grey Perna.  Grey Perna’s employment agreement is substantially the same as that of Forrest Jordan’s.

OUTSTANDING VOTING STOCK OF TESORO

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of April 24, 2007 for:

•                  Each person who we know beneficially owns more than 5% of our Common Stock;

•                  Each of our Directors and nominees for election to the Board;

•                  Each of the named Executive Directors; and

•                  All of our Directors and Executive Officers as a group.

“Beneficial Ownership” is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. For example, you “beneficially” own Common Stock not only if you hold it directly, but also if you hold it indirectly (though a relationship, a position as a director or trustee, or a contract or understanding), or have (or share the power to vote the stock or sell it) the right to acquire it within 60 days. Except as disclosed in the footnotes below, each of the Executive Officers, Directors and Nominees for Directors listed have sole voting and investment power over his or its shares. As of April 24, 2007, there were 14,958,749 shares of Company Stock issued and outstanding (no shares of Preferred Stock were issued and outstanding) and approximately 318 holders of record.

Security Ownership of Management

Name(1)	Current Title	Shares Beneficially Owned		Percent of Class
Henry J. Boucher, Jr.	• Tesoro: Chairman, President, Chief Executive Officer,
	• IWT Tesoro International Ltd.: Director
	• IWT Tesoro Transport, Inc.: President and Director
	• The Tile Club, Inc., President, Director, Secretary	825,100	(2)(3)	6.8%

Paul F. Boucher	• Tesoro: Director, Senior Vice President
	• IWT: President, Director
	• IWT Tesoro International Ltd.: Director
	• IWT Tesoro Transport: Director
	• The Tile Club, Inc.: Director	3,117,000	(2)(4)(5)	24.2%

Forrest P. Jordan	• Tesoro: Senior Vice President, Director
	• IWT: Senior Vice President, Treasurer, Secretary, Director
	• IWT Tesoro International Ltd.: Director
	• The Tile Club, Inc.: Director	3,080,000	(2)(4)	25.3%

Grey Perna	• Tesoro: Director, Senior Vice President
	• IWT: Senior Vice President, Director
	• IWT Tesoro International Ltd.: President, Director
	• The Tile Club: Director	3,080,000	(2)(4)	25.3

Carl G. Anderson Jr.(6)(7)	• Tesoro: Director	105,000	(9)(10)	-*-

James R. Edwards(6)(8)	• Tesoro: Director	80,000	(9)(11)	-*-

Joseph A. Equale(7)	• Tesoro: Director	25,000	(12)	-*-

Robert B. Rogers(7)	Tesoro: Director	52,000	(13)	-*-

Allen G. Rosenberg(8)	Tesoro: Director	45,000	(9)	-*-

David W. Whitwell	Chief Financial Officer and Vice President	30,000		-*-

All Current Officers, Directors and Nominees for Director; as a Group (ten persons)(14)		9,913,720		81.9%

*Less than 1%.

(1)                                  The address for each of Tesoro’s Directors, Nominees for Directors and Executive Officers is 191 Post Road West, Suite 10, Westport, CT 06880.

(2)                                  Includes options to purchase up to 80,000 shares at $3.00 per share.

(3)                                  Includes 3,000 shares held in IWT’s 401(k) Plan.

(4)                                  IWT’s institutional lender requires that during the term of its loan, Paul F. Boucher, Grey Perna and Forrest P. Jordan will not allow their aggregate beneficially ownership interest in Tesoro to be less than 51%.

(5)                                  Includes 31,420 shares held by Paul. Boucher’s minor children and 6,200 shares in Paul Boucher’s 401(k) Plan.

(6)                                  Member of the Nominating and Governing Committee.

(7)                                  Member of the Audit Committee

(8)                                  Member of the Compensation Committee.

(9)                                  Includes 45,000 incentive stock options, of which (a) 10,000 are vested and which are exercisable at $3.00 per share through December 31, 2012, (b) 10,000 options are vested and exercisable at $6.00 per share through January 10, 2014, (c) 10,000 are vested and which are exercisable at $2.55 per share through January 11, 2015, (d) 5,000 are vested and which are exercisable at $2.50 per share through January 6, 2016, and .(e) 5,000 options are vested and exercisable at $2.00 per share through January 10, 2017; provided however that the exercise period shall terminated the end of the earlier of the date set forth above or the termination of the Stock Incentive Plan.

(10)                            Includes warrants to purchase up to 10,000 shares at $5.25 per share through March 10, 2008.

(11)                            Also includes (i) warrants to purchase up to 7,500 shares at $5.25 per share through January 7, 2008 and (ii) 17,500 shares of which Mr. Edwards is trustee.

 (12)                         Includes 35,000 incentive stock options, of which (a) 10,000 options are vested and exercisable at $6.00 per share through January 10, 2014, (b) 10,000 are vested and which are exercisable at $2.55 per share through January 11, 2015, (c) 10,000 are vested and which are exercisable at $2.50 per share through January 6, 2016, and (d) 5,000 options are vested and exercisable at $2.00 per share through January 10, 2017; provided however that the exercise period shall terminated the end of the earlier of the date set forth above or the termination of the Stock Incentive Plan.  Also includes warrants to purchase up to 3,500 shares at $7.00 per share.

(13)                            Includes 25,000 incentive options, of which (a) 10,000 are vested and which are exercisable at $2.55 per share through January 11, 2015, (b) 10,000 are vested and which are exercisable at $2.50 per share through January 6, 2016, .and (d) 5,000 options are vested and exercisable at $2.00 per share through January 10, 2017; provided however that the exercise period shall terminated the end of the earlier of the date set forth above or the termination of the Stock Incentive Plan.

(14)                            This calculation includes only stockholdings as of the record date and does not include any convertible securities.

Security Ownership of Certain Beneficial Owners

Name(1)	Shares Beneficially Owned		Percent of Class
Antares Trading Fund/Mercatech SP(1)	1,818,182		12.2%
Global Media Fund, Inc.(2)	875,000		5.8 $
Laurus Master Fund	3,412,800	(3)	18.8%

(1)           The address for Antares Trading Fund Mercatech SP is via S. Roberto Bellarmino #4, Roma 00142 Italy.

(2)           The address for Global Media Fund is 550-10 Mesconset Highway, Suite 227, Mt. Sinai, NY  11766.

(3)           The address for Laurus Master Fund, Ltd. is c/o Laurus Capital Management, LLC, 825 Third avenue, 14th Floor, New York, New York 10022.  The number of shares includes (I) options to purchase up to 1,170,110 shares at $.001 per share, (2) warrants to purchase up to 511,883 shares at $3.15 per share, (3) warrants to purchase up to 460,829 shares at $2.39 per share, (4) shares issuable upon conversion of the outstanding balance on a $2.0 million note which, as of the record date, was 715,447 shares,(5) 221,198 shares and (6) warrants to purchase up to 333,333 shares at $1.12 per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Executive Officers, Directors and 10% Shareholders to file reports regarding initial ownership and changes in ownership with the SEC. Executive Officers, Directors, and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Our information regarding compliance with Section 16 is based solely on a review of the copies of such reports furnished to us by our Executive Officers, Directors and 10% shareholders. These forms include (i) Form 3, which is the Initial Statement of Beneficial Ownership of Securities, (ii) Form 4, which is a Statement of Changes in Beneficial Ownership, and (iii) Form 5, which is an Annual Statement of Changes in Beneficial Ownership.

Based on information provided to the Company, all required filings for fiscal year 2006 have been made.

DIVIDEND POLICY

We have not declared or paid cash dividends or made distributions in the past and we do not anticipate that we will pay cash dividends or make distributions in the near future. We currently intend to retain and reinvest future earnings, if any, to finance our operations.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Proposals that stockholders intend to present at the next Annual Meeting of Stockholders must comply with Rule 14a-8 of the Securities and Exchange Commission issued under the Securities Exchange Act of 1934 and must be received at the principal executive offices of the Company, 191 Post Road West, Suite 10, Westport, CT 06880 not later than February 10, 2008, which is 120 days prior to the date of the first anniversary of our 2007 Stockholders Meeting.

MISCELLANEOUS

Tesoro requests brokers, custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of Company Stock and Tesoro will reimburse such holders for their reasonable expenses in connection therewith. Additional copies of this Information Statement may be obtained at no charge from the Exchange Agent by writing to it at the following address: Florida Atlantic Stock Transfer Corp., 7310 Nob Hill Road, Tamarac, Florida 33321.

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy or information statements and annual reports with respect to two or more stockholders sharing the same address by delivering a statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Although we do not household for our registered stockholders, some brokers household Tesoro proxy or information statement materials and annual reports, delivering a single information or proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a stockholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, stockholders should write to Investor Relations, IWT Tesoro Corporation, 191 Post Road West, Suite 10, Westport, CT 06880, or call (203) 221-2770.

OTHER INFORMATION

We have incorporated by reference our Annual Report on Form 10-K/A for the Fiscal Year Ended December 31, 2006, filed April 3, 2007, copies of our Audit Committee Charter, as amended by the Board of Directors on January 23, 2003, copies of our Nominating and Governance Committee and Compensation Committee Charters (adopted by our Board of Directors on January 23, 2003) with this Information Statement to all Stockholders of record on the Record Date. A copy of our Annual Report on Form 10-K is being mailed concurrently with this Information. You may also obtain a copy of our Annual Report and all other reports electronically filed by us via the Internet, by accessing the Securities and Exchange Commission’s EDGAR website at www.sec.gov/edaux/searches.html.

By Order Of the Board of Directors

/s/ HENRY J. BOUCHER, JR.
President

Westport, Connecticut

April 30, 2007

EXHIBIT A

IWT TESORO CORPORATION

PRINCIPLES OF CORPORATE GOVERNANCE

ROLE

The Board of Directors recognizes that as the manager of the affairs of the Company, it acts as overseer of Company management, who are charged, under the direction of the Chief Executive Officer, to conduct the Company’s business in a manner that is designed to protect and enhance the interests of, and assure the Company’s long-term vitality for, all its stakeholders, including its stockholders, employees, consumers, customers, and communities.

DUTIES AND RESPONSIBILITIES

1.               The Board will oversee the Company’s:

2.               Corporate Strategy

3.               Senior Management succession and Management Structure;

4.               Risk Management process;

5.               Corporate Reputation and Culture;

6.               Talent Management;

7.               Capital Structure;

8.               Executive Compensation Practices;

9.               Significant Transactions;

10.         Stakeholder Returns; and

11.         Board Effectiveness.

GOVERNANCE POLICIES

1.               All major corporate decisions be considered and taken by the full Board of Directors.

2.               Non-employee Directors of the Company may receive compensation or other remuneration from the Company only for the Director’s service as a Director.

3.               Each Director should be a stockholder of the Company and have a meaningful financial stake in Company stock. The Board believes it appropriate for each individual Director to maintain a meaningful ownership position in the Company.  .

4.               The Company’s Chairman of the Board of Directors, the delegee of the Chairman, if any, or Chief Executive Officer, presides at all meetings of the Board.

5.               The Chairman of the Board, the delegee of the Chairman, if any, or Chief Executive Officer, is responsible for establishing the agenda for each meeting of the Board of Directors.

6.               Each Director shall have full and free access to any member of management. It is assumed that Directors will use judgment to be sure that any contact with management is not distracting to the general business operations of the Company.

7.               It is the Board’s practice to have various members of senior management, throughout a given year, make presentations to the Board for better understanding of the Company’s business.

8.               The Board respects the capabilities of each of its Directors and the advantage of sitting on more than one board. However, it is equally important that each Director have sufficient time to adequately execute the Director’s duties. The Board believes, therefore, that any Director who is a full-time employee of an organization other than the Company should sit on no more than three (3) public company boards (in addition to his/her own organization), while a Director who is not a full-time employee of an organization other than the Company, should sit on no more than six (6) public company boards. To effect an efficient and appropriate transition from one board to another, the Board recognizes that it may be necessary for a Director, for a period not to exceed eleven (11) months, to actually sit on one more board than called for under these guidelines.

9.               All incentive compensation plans that could permit the issuance of Company stock shall be approved by the Board and presented to the stockholders for approval.

BOARD COMPOSITION

1.               The Board of Directors shall at all times be comprised of a majority of independent Directors as “independent” is defined from time to time by the Board, subject to applicable law, which Director Independence Standards shall be adopted by the Board.

2.               While it is the Board’s expectation that all future non-employee Directors will be independent, it reserves the right to elect Directors who do not meet the then established independence standards if, in the Board’s determination, such a Director would make substantial and valuable contributions to the Board and the Company by reason of the individual’s unique wisdom and experience.

3.               The Company’s Articles of Incorporation sets forth the number of Directors to be up to fifteen (15), which is the range in which the Board believes it can function efficiently as a body, while maintaining appropriate diversity of experience.

4.               The Board is responsible for determining the selection criteria for its own members, and for recommending nominees to stockholders. The Board has delegated to the Nominating and Governance Committee the preparation and maintenance of a set of Director and for screening any new Director candidates, with the counsel of the Chairman of the Board of Directors, if any, and the Executive Chairman , as the case may be.

5.               The Nominating and Governance Committee will annually review the criteria to assure their applicability and the make-up of the Board to assure the proper compliment of talents and expertise.

BOARD OPERATIONS

1.               Each Director is expected to devote sufficient time, energy and attention to ensure the diligent performance of the Director’s duties and to attend all regularly scheduled Stockholder, Board and Committee meetings.

2.               The Nominating and Governance Committee shall review annually the independence of all non-employee Directors.

3.               At the beginning of each year, a calendar containing the known items for consideration by the Directors at each regularly scheduled Board and Committee meeting for the succeeding year shall be circulated among the Directors.

4.               Each Director shall be encouraged to suggest inclusion of items on the agenda, request the presence of or a report by any member of management or, at any Board or Committee meeting, raise subjects that may not be on the agenda for that meeting.

5.               At least once a year, the Board shall be presented with the Strategic Business Plan of the Company for the ensuing year.

6.               The Company’s corporate secretary shall be responsible for providing an orientation for new non-employee Directors. Each new non-employee Director shall, within six months of becoming a Director, spend a day at the Company or IWT for personal briefings by senior management on the Company’s strategic plans, its financial statements and its key policies and practices.

7.               It is the Board’s policy for any employee-Director who retires from the Company to automatically retire from the Board, unless the Nominating and Governance Committee recommends continued service on the Board.

8.               A Director shall advise the Chairman of the Board, if any, the Executive Chairman, Chief Executive Officer, the Chairman of the Nominating and Governance Committee or the Corporate Secretary in advance of accepting any other public company directorship or any assignment to the audit or compensation committee of the board of such company. An executive officer of the Company shall advise the Chairman of the Board, if any, the Executive Chairman, if any, or the Chief Executive Officer in advance of accepting any directorship on a for-profit Board of Directors.

9.               It is important for the Board to understand the Company’s business and to be appropriately informed before making any decisions. In recognition of this responsibility, the Directors shall receive materials to be addressed at a Board or Committee meeting sufficiently in advance of any meeting to allow adequate review and preparation for that meeting. Materials related to agenda items shall be provided to Committee members sufficiently in advance of the meeting to allow the members to prepare for the meeting. To the extent the Committee must meet on very short notice or it is determined that the subject matter to be discussed is too sensitive to be in writing, certain matters will be discussed only at a meeting.

10.         The Board has the authority to retain, pay and terminate advisors, consultants and agents (which can be recommended by management) engaged by the Board to assist in the fulfillment of the Board’s or the Committee’s duties and responsibilities.

11.         In Board activities, each member will covenant to assist in the creation of an environment that fosters open, honest and transparent participation and deliberation of all issues and matters before the Board and to appropriately challenge both management and other Board members in candid debate on the issues, all with a goal to arrive at a single, unified position at the conclusion of any discussion or upon taking a decision.

COMMITTEES OF THE BOARD

1.               Committees of the Board shall be established from time to time to facilitate and assist in the execution of the Board’s responsibilities.

a.               Audit,

b.              Compensation,

c.               Nominating and Corporate Governance.

2.               Each Committee shall have a written charter identifying its purpose and duties and responsibilities.

3.               The charter of each Committee, and these Principles, will, upon approval by the respective Committee and the Board, respectively, be published on the Company’s website, www.iwttesoro.com, and will be mailed to any stockholder upon request, free of charge.

4.               The Chairman of each Committee shall report the actions and significant activities of their meetings to the Board after each Committee meeting.

5.               The Audit, Compensation, and Nominating and Nominating and Governance Committees will be comprised of only independent Directors.

6.               Any Director who is not a member of a particular Committee may attend, in a non-voting capacity, any other Committee meeting with the approval of the Committee Chair or a majority of the members of the Committee.

7.             The Chair of the Committee determines the frequency, length, and agenda for the meetings of the Committees.

8.               The Nominating and Nominating and Governance Committee will facilitate an annual self-assessment of the Board’s and each Committee’s performance. The results of the assessment shall be discussed with the full Board and the assessment of each Committee shall be discussed with such Committee. The assessment will include a review of any areas in which the Board, a Committee or management believes the Board or a

Committee can make a better contribution to the Company. The purpose of the assessment is to increase the Board’s and the Committee’s effectiveness. Any Director may, at any time, comment to the Chairman of the Board, if any, the Executive Chairman, Chief Executive Officer, the Corporate Secretary, the Chairman of the Nominating and Governance Committee, or the Board, on the performance of the Board or any Committee.

9.               The Nominating and Nominating and Governance Committee, after consultation with the Chairman of the Board, the Executive Chairman or the Chief Executive Officer, as the case may be, will make recommendations to the Board with respect to the assignment of Board members to various Committees. After reviewing the Nominating and Governance Committee’s recommendations, the Board is responsible for appointing the Chairman and members to Committees on an annual basis. The Board does not believe in a strict policy on the regular rotation of Committee Chairs or members, but the Nominating and Governance Committee’s annual review will evaluate the benefits to be derived from maintaining continuity of experienced members against the benefits of membership changes based on each Director’s unique set of qualifications, diversity of experience and viewpoints.

10.         The Compensation Committee shall make recommendations to the Board regarding compensation and benefits for the non-employee Directors. Board compensation and benefits shall be reviewed periodically, but no less than every third year. The Board believes that this compensation should be fair, reasonable, and competitive and should encourage increased ownership of Company stock over time.

11.         Each Committee may delegate any of its responsibilities to subcommittees as that Committee deems necessary or appropriate.

CONFLICTS OF INTEREST

1.               Each Director is expected at all times to adhere to the Company’s Code of Business Conduct.

2.               With respect to any Director, there shall be no exceptions to, or waivers of compliance with, any provision of the Code.

3.               If an actual or potential conflict of interest arises, the Director shall promptly inform the Chairman of the Board, if any, the Executive Chairman, Chief Executive Officer or the Corporate Secretary.

4.               If a significant conflict of interest cannot be resolved, the Director should resign.

5.               The Board will resolve any conflict of interest involving the Chairman of the Board, Executive Chairman, Chief Executive Officer, Chief Operating Officer, President, any Executive Vice President or Senior Vice President, the Chief Financial Officer, Vice President – Finance, Treasurer, Controller or General Counsel, if applicable.

6.               The Executive Chairman and Chief Executive Officer will resolve any conflict of interest issue involving any other elected officer of the Company.

COMMUNICATIONS

1.               The Board believes that management should generally speak for the Company. It is recommended that a Director refer all inquiries from institutional investors, analysts, the press or customers to the Corporate Secretary or the Senior Director of Corporate Communications.

EXHIBIT B

CODE OF ETHICS SENIOR OFFICERS

OF

IWT TESORO CORPORATION

Preface

IWT Tesoro is committed to conducting our business in accordance with applicable laws, rules and regulations and the highest standards of business conduct, and to full an accurate financial disclosure in compliance with applicable law.  This Code of Ethics, applicable to Tesoro’s Chief Executive Officer, Principal Accounting Officer and Senior Vice Presidents (together “Senior Officers”).  Senior Officers hold an important and elevated role in corporate governance. As part of the Corporate Leadership Team, Senior Officers are vested with both the responsibility and authority to protect, balance, and preserve the interests of all of the enterprise stakeholders, including shareholders, clients, employees, suppliers, and citizens of the communities in which business is conducted. Senior Officers fulfill this responsibility by prescribing and enforcing the policies and procedures employed in the operation of the enterprise’s financial organization, and by demonstrating the following:

I.                 Honest and Ethical Conduct

Senior Officers, in addition to complying with applicable law, will exhibit and promote the highest standards of honest and ethical conduct through the establishment and operation of policies and procedures that:

•                  Encourage and reward professional integrity in all aspects of the financial organization, by eliminating inhibitions and barriers to responsible behavior, such as coercion, fear of reprisal, or alienation from the financial organization or the enterprise itself.

•                  Prohibit and eliminate the appearance or occurrence of conflicts between what is in the best interest of the enterprise and what could result in material personal gain for a member of the organization, including Senior Officers.

•                  Provide a mechanism for members of the finance organization to inform senior management of deviations in practice from policies and procedures governing honest and ethical behavior.

•                  Demonstrate their personal support for such policies and procedures through periodic communication reinforcing these ethical standards throughout the finance organization.

II.             Financial Records and Periodic Reports

Senior Officers will establish and manage the enterprise transaction and reporting systems and procedures to ensure that:

•                  Business transactions are properly authorized and completely and accurately recorded on the Company’s books and records in accordance with Generally Accepted Accounting Principles (GAAP) and established company financial policy.

•                  The retention or proper disposal of Company records shall be in accordance with established enterprise financial policies and applicable legal and regulatory requirements.

•                  Periodic financial communications and reports will be delivered in a manner that facilitates the highest degree of clarity of content and meaning so that readers and users will quickly and accurately determine their significance and consequence.

III.         Disclosures

It is the Company policy to make full, fair, accurate, timely and understandable disclosure in compliance with all applicable laws and regulations in all reports and documents that the Company files with, or submits to, the

Securities and Exchange Commission and in all other public communications made by the Company.   As a Senior Officer, you are required to promote compliance with this policy and to abide by Company standards, policies and procedures designed to promote compliance with this policy.

IV.  Compliance with Applicable Laws, Rules and Regulations

Senior Officers will establish and maintain mechanisms to: educate members of the finance organization about any federal, state or local statute, regulation or administrative procedure that affects the operation of the finance organization and the enterprise generally.

•                  Monitor the compliance of the finance organization with any applicable federal, state or local statute, regulation or administrative rule

•                  Identify, report and correct in a swift and certain manner, any detected deviations from applicable federal, state or local statute or regulation.

Senior Officers are required to comply with the laws, rules and regulations that govern the conduct of our business and to report any suspected violations in accordance the Code.

V.   Compliance with Code of Ethics

If you know of or suspect a violation of applicable laws, rules or regulations or this Code of Ethics, you must immediately report that information to any member of the Audit Committee of the Board of Directors.  No one will be subject to retaliation because of a good faith report of a suspected violation.

Violations of this Code of Ethics may result in disciplinary actions, up to and including termination.  The Audit Committee of the Board of Directors shall determine, or shall designate appropriate persons to determine, appropriate action in response to violations of this Code.

VI.  Waivers of Code of Ethics

If you would like to see a waiver of this Code of Ethics you must make full disclosure of your particular circumstances to the Audit Committee of the Board of Directors.  Amendments and waivers of this Code of Ethics will be publicly disclosed as required by applicable law and regulations.

VII. No Rights Created

This Code of Ethics is a statement of certain fundamental principles, policies and procedures that govern the Company’s Senior Officers in the conduct of our business.  It is not intended to and does not create any rights in any employee, customer, user, supplier, competitor, stockholder or any other person or entity.

EXHIBIT C

IWT TESORO CORPORATION

DIRECTOR INDEPENDENCE STANDARDS

It is the policy of the Board of Directors of IWT Tesoro Corporation (“Tesoro’) that a majority of its members be independent of Tesoro management. A Director is independent if the Board affirmatively determines that the director does not have any direct or indirect material relationship with Tesoro or its affiliates(1) or any member of senior management of Tesoro or his or her affiliates. The determination of independence of Directors will be disclosed in the proxy statement or information statement for each annual meeting of stockholders of Tesoro, and specific explanation will be provided only for any Director who is not considered to be independent. The Board has established the following standards to assist it in making the determination of director independence:

1.               A Director is not independent if the Director is or within the preceding three years was:

•                                               employed by Tesoro or any of Tesoro’s affiliates;

•                                               affiliated with or employed by a present or former independent auditor of Tesoro or any of Tesoro’s affiliates;

•                                               an employee of a company at the same time an executive officer of Tesoro or any of Tesoro’s affiliates is or was a member of that company’s compensation committee.

2.               A Director is not independent if an immediate family member(2) of the Director is or within the preceding three years was:

•                                               employed as an executive officer of Tesoro;

•                                               affiliated with or employed by a present or former independent auditor of Tesoro or any of Tesoro affiliates and participates or participated, as the case may be, in the independent auditor’s audit, assurance or tax compliance (but not tax planning) practice;

•                                               an employee of a company at the same time an executive officer of Tesoro or any of Tesoro’s affiliates is or was a member of that company’s compensation committee.

3.               A Director is not independent if the Director or the Director’s immediate family member receives or has received, during any twelve month period within the preceding three years, more than $100,000 as direct compensation from Tesoro other than director and committee fees and pension and other deferred compensation for prior services as director (or, in the case of the immediate family member, salaries and other benefits as employee of Tesoro or any Tesoro affiliate).

4.               A Director is not independent if the Director or the Director’s immediate family member is or was, within the preceding three years, a director, executive officer (or the Director only is or was an employee of the entity), general partner or an equity holder of 1% or more, of an entity to which Tesoro makes or made, or from which Tesoro receives or received, payment for property or services in any single fiscal year in excess of the greater of $1 million or 1 % of that entity’s consolidated gross revenues.

5.               A Director is not independent if the Director or the Director’s immediate family member is or was, within the preceding three years, a director, executive officer (or the Director only is or was an employee of the entity), partner or an equity holder of 1% or more, of a entity which is indebted to Tesoro, or to which Tesoro is indebted and the aggregate indebtedness of either party to the other in any single fiscal year in excess of

(1) The term “affiliates” means any corporation or other entity that controls, is controlled by or is under common control with Tesoro, evidenced by the power to elect a majority of the board of directors or comparable governing body of such entity.

(2) For the purpose of these independence standards, the term “Director’s immediate family member” means spouse, parents, children, siblings, mothers-and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-laws and anyone (other than domestic employees) sharing the Director’s home.

the greater of $1 million or 1% of that party’s consolidated assets.

6.               A Director is not independent if the Director or the Director’s immediate family member is or was, within the preceding three years, a director, executive officer (or the Director only is or was an employee of the organization), or trustee of a charitable organization or other not-for-profit organization, and Tesoro’s contributions, or the contributions of any member of senior management of Tesoro, to such organization in any single fiscal year exceeds or exceeded the greater of $1 million or 1% of the organization’s consolidated gross revenues.

7.               A Director is not independent if the Director or the Director’s immediate family member or an entity (in which the Director or the Director’s immediate family member is a director, executive officer or partner), is a beneficial holder of more than 5% of the total number of shares of the Company’s Common Stock then outstanding.

8.               A Director is not independent if the Director is an executive officer, partner, employee or holder directly or indirectly of 1% or more of the total number of outstanding shares, of an entity that supplies any banking, legal or accounting services to the Company or any other services with the exception of services provided on an occasional or minimal basis.

9.               For relationships not covered by the above standards, the determination of whether such relationships are material for the purpose of determining whether a Director is independent, shall be made by Directors who satisfy the standards set out in paragraphs 1-8 above. In such situations, determination of independence shall be on a case-by-case basis, after consideration of all relevant facts and circumstances. For illustration purpose, if a Director is an executive officer of a company that has paid Tesoro in excess of the greater of $1 million or 1% of that company’s consolidated gross revenues in the last one year for the purchase of Tesoro products, the Board could determine, after considering all relevant facts and circumstances, that the relationship is not material to make a finding that the Director is not independent. Tesoro must explain in its next annual proxy statement or information statement the basis for any determination by the Board that a relationship is not material even though the relationship did not meet the standards set forth under paragraphs 1-8 above.

10.         The Board shall undertake an annual review of the independence of all non-employee Directors. In advance of the meeting to make such review, each non-employee Director would be requested to supply the Board with complete information regarding the Director’s relationships with Tesoro and its affiliates and with senior management and their affiliates to assist the Board to evaluate the Director’s independence.

11.         Directors have an affirmative obligation to notify the Board of any material changes in their relationships, which may affect their independence status as determined by the Board. The obligation encompasses all relationships between Directors and Tesoro and its affiliates or members of senior management and their affiliates.

EXHIBIT D

STATEMENT OF POLICY
FOR THE REVIEW, APPROVAL OR RATIFICATION OF
TRANSACTIONS WITH RELATED PERSONS
MARCH 17, 2007

The Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof) and therefore has adopted this policy which shall be followed in connection with all “Transactions with a Related Person” as described below.

1.                                       This policy applies to any transaction that the Company determines would be required to be publicly disclosed by the rules of the Securities and Exchange Commission (“SEC”) applicable to the Company as a “Transaction with a Related Person”.

•                       A “Transaction with a Related Person” consists of any transaction in which (i) the Company or a subsidiary is a participant, (ii) the aggregate amount involved exceeds $60,000 and (iii) any “Related Person” has a direct or indirect material interest.

•                       A “Related Person” is any Director or Executive Officer of the Company, any nominee for director, any stockholder owning 5% or more of the total equity of the Company, and an “Immediate Family Member” of any such person.

•                       “Immediate Family Member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of a person, and any person (other than a tenant or an employee) sharing the household of such person.

Whether the Related Person’s interest in a transaction is material or not will depend on all facts and circumstances, including whether a reasonable investor would consider the person’s interest in the transaction important, together with all other available information, in deciding whether to buy, sell or hold the Company’s securities. In preparing the Company’s periodic SEC filings, Company management make determinations of materiality. In administering this policy, the Board or the relevant committee shall be entitled (but not required) to rely upon such determinations of materiality by Company management.

2.                                       The Company or any of its subsidiaries may employ a Related Person in the ordinary course of business consistent with the Company’s policies and practices with respect to the employment of non-Related Persons in similar positions.

3.                                       All other transactions subject to this policy must be approved or ratified by the Board of Directors. If the transaction involves a Related Person who is a Director or an Immediate Family Member of a Director, such Director may not participate in the deliberations or vote respecting such approval or ratification, provided, however, that such Director may be counted in determining the presence of a quorum at a meeting of the Board which considers such transaction.

4.                                       In the discretion of the Board, the consideration of such transaction may be delegated to the Nominating & Governance Committee, another standing committee or an ad hoc committee comprised of at least three directors, none of the members of which are the applicable Related Person or an Immediate Family Member thereof (or if a member of such committee is the applicable Related Person or an Immediate Family Member thereof, such member must recuse himself or herself from the matter).

5.                                       In the event Company management determines it is impractical or undesirable to wait until a Board or Committee meeting to consummate a Transaction with a Related Person, the Chair of the Nominating & Governance Committee may review and approve the Transaction with the Related Person in accordance with the criteria set forth herein. If such Chair or an Immediate Family Member of him or her is the subject Related Person, such transaction may be reviewed and approved by the Presiding Director. The Chair of the Nominating & Governance Committee or the Presiding Director, as the case may be, shall report any such approval to the Board at the next regularly scheduled Board meeting.

6.                                       The material facts respecting the transaction and the Related Person’s interest therein shall be disclosed to the Board, Committee or Director considering the matter.

7.                                       In approving or ratifying any transaction, the Board, Committee or Director must determine that the transaction is fair and reasonable to the Company. The Board, Committee or Director shall not be required by this policy to obtain a fairness opinion or other third party support or advice regarding the fairness of the transaction, but may do so if it (or he or she) so determines in its (or his or her) discretion.

8.                                       In the event the Company becomes aware of a Transaction with a Related Person that has not been approved under this policy prior to its consummation, the matter shall be reviewed by the Board or a Committee as provided herein. The Board or Committee reviewing such transaction shall consider all of the relevant facts and circumstances respecting such transaction, and shall evaluate all options available to the Company, including ratification, revision or termination of such transaction, and shall take such course of action as the Board or committee deems appropriate under the circumstances. The Board or Committee shall also examine the facts and circumstances pertaining to the failure of such transaction to have been presented to the Board or a Committee under this policy and shall take any such action as deemed appropriate under the circumstances.

9.                                       No approval or ratification of a transaction hereunder shall be deemed to satisfy or supersede the requirements of the Company’s Principles of Corporate Governance or Codes of Ethics applicable to any Related Person and to the extent applicable, any transactions subject to this policy shall also be considered in light of the requirements set forth in those documents.

10.                                 If such transaction requires approval by the stockholders of the Company under its Certificate of Incorporation, the rules of NASDAQ or applicable law, such proposed transaction shall also be subject to such required stockholder approval.